Exhibit 99.12

[Letterhead of PricewaterhouseCoopers LLP]

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of AT&T Wireless Services, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders’ equity, and of cash flows present fairly, in all material respects, the financial position of AT&T Wireless Services, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 3 to the consolidated financial statements, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” and changed its method of calculating amortization effective January 1, 2002.

PricewaterhouseCoopers, LLP

Seattle, Washington

March 2, 2004